BYLAWS

A Bylaw Relating Generally to the Conduct of the
Affairs of

Nodesystem America, Inc.
(The "Corporation")

BE IT ENACTED AND IT IS HEREBY ENACTED as a bylaw of Nodesystem America, Inc. follows:

DEFINITIONS:

1. In this bylaw and all other bylaws of the Corporation, unless the context otherwise requires:

(a) "Act" means The Securities (Uniform Act) , of the State of Nevada, as from time to time amended, and every statute that may be substituted therefore and, in the case of such amendment or substitution, any references in the bylaws of the Corporation shall be read as referring to the amended or substituted provisions therefore;

(b) "articles" means the articles attached to the Certificate of Incorporation or continuance of the Corporation as from time to time amended or restated;

(c) "bylaw" means any bylaw of the Corporation from time to time in force and effect;

(d) all terms contained in the bylaws which are not defined in the bylaws and which are defined in the Act shall have the meaning given to such terms in the Act;

(e) "the directors" and "Board" means the directors of the Corporation for the time being;

(f) "in writing" and "written" includes printing, typewriting, lithographing and other modes of representing or reproducing words in visible form;

(g) words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders, words importing persons shall include bodies corporate, corporations, companies, partnerships, syndicates, trusts and any number of persons; and

(h) the headings used in this bylaw are inserted for reference purposes only and are not to be considered in construing the terms and provisions hereof or to be deemed in any way to clarify, modify or explain the effect of such terms of provisions.


REGISTERED OFFICE

2. The Corporation may from time to time by resolution of the Board change the address of the registered office of the Corporation within the municipality specified in the articles or change the municipality in which its registered office is located to a different municipality in Nevada than that specified in the articles.

SEAL

3. The seal of the Corporation shall be such as the Board may from time to time adopt.

MANNER OF EXECUTION OF CONTRACTS

4. Contracts, documents or instruments in writing requiring execution by the Corporation may be signed by any two officers or directors (or where the Corporation has only one officer or director, the signature of that officer of director), and all contracts, documents or instruments in writing so signed shall be binding upon the Corporation. The
Board my from time to time by resolution appoint any officer or officers or any person or persons on behalf of the Corporation either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing.

The seal of the Corporation may, when required, be affixed to contracts, documents or instruments in writing, signed as aforesaid or by an officer or officers, person or persons appointed as aforesaid by resolution of the Board.

SHARES AND TRANSFERS

5. Shares in the authorized capital of the Corporation may from time to time be allotted and issued, and options to purchase shares may be granted by resolution of the Board on such terms and conditions and to such person as the Board may determine.

6. Security certificates (and the transfer form on the reverse side thereof) shall, subject to compliance with the Act, be in such form as the Board may from time to time by resolution approve and such certificates shall be signed by any two officers of the Corporation (or where the Corporation has only one officer, the signature of that officer) holding office at the time of signing notwithstanding that where any change in the persons holding such office between the time of actual signing and the issuance of any certificate occurs, any such certificate so signed shall be valid and binding

7. A transfer of a security issued by the Corporation shall by recorded or registered in accordance with the Act and no transfer shall be recorded or registered unless of until the certificate representing the security has been surrendered and canceled or, if no certificate has been issued by the Corporation in respect of such security, unless or until a duly executed security transfer power in respect thereof has been presented for registration.

8. If a security certificate is defaced, lost or destroyed, it may be renewed on payment of such fee, if any, and on such terms, if any, as to evidence and indemnity as the Board thinks fit.

9. The Corporation shall have a lien on the shares registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

SHAREHOLDERS' MEETINGS

10. The Chairman of the Board, if any, or the President, or the Board by resolution may, and the Secretary shall upon direction of any of the foregoing, subject to compliance with the Act, the articles and the bylaws, at any time call and at any place convene the annual or a special meeting of shareholders.

11. Notice of any meeting of shareholders or any irregularity in any such meeting or in the notice thereof may be waived by any shareholder, the duly appointed proxy of such shareholder or any other person entitled to attend the meetings of shareholders on behalf of such shareholder, in any manner and such waiver may be validly given either before or after the meeting to which such waiver relates. Attendance of any shareholder, duly appointed proxy of any shareholder or any other person entitled to attend the meeting of shareholders on behalf of such shareholder shall be deemed to constitute a waiver of notice of the meeting, except where that person at the opening of business of the meeting states to the meeting that his attendance at the meeting is solely for the purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called.

12. A quorum for any meeting of shareholders shall be constituted only if shareholders holding fifty-one (51%) percent of the total number of issued shares of the Corporation for the time being enjoying voting rights at such meeting are present or represented by proxy or other representative. If a quorum is present when the meeting is called to order, then a quorum shall be deemed to be constituted throughout the continuance of the meeting. If a quorum is not present at the time and place fixed for the meeting in the notice thereof, the meeting shall, without further action, stand adjourned to be convened on the same day of the following week at the same place and at the same time and those present at the adjourned meeting shall constitute a quorum.

13. The Chairman, if any, of the Board or in his absence the President, or in his absence, any Vice-
President shall preside as Chairman of every meeting of shareholders of the Corporation. If there is no such Chairman, or if at any meeting he is not present within thirty (30) minutes after the time appointed for holding the meeting or is unwilling to act as Chairman, the shareholders present shall endorse someone of their number to be Chairman of the meeting.

14. The Chairman of the meeting may with the consent of the meeting adjourn any meeting of shareholders from time to time to a fixed time a place and, subject to the Act, no notice of the time and place for the holding of the adjourned meeting shall be required if the adjourned meeting is held in accordance with the terms of adjournment and if a quorum as constituted at the time of adjournment is present thereat. If there is not a quorum as so constituted, present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.
Any business may be brought before or dealt with at any adjourned meeting that might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

15. Voting at a meeting of shareholders shall be by show of hands except where a ballot is demanded by a shareholder or proxy holder entitled to vote at the meeting, and in case of and equality of votes the Chairman of the meeting shall both on a show of hands and on a ballot have a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder.

At a meeting, unless a ballot is demanded, a declaration by the Chairman of the meeting that a resolution has been carried or carried unanimously or by any particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded in favor of or against the motion.

16.	(a)	Votes at meetings of shareholders may
be given either personally or by proxy. At every meeting at which he is entitled to vote every shareholder present in person shall have one (1) vote on a show of hands. Upon a ballot on which he is entitled to vote every shareholder present in person or by proxy shall have one (1) vote for every share registered in his name.

(b) The directors may from time to time pass regulations regarding the lodging of instruments appointing a proxy at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and for particulars of such instruments to be telegraphed, cabled, telexed or sent in writing before the meeting or adjourned meeting to the Corporation or any agent of the Corporation appointed for the purpose of receiving such particulars and providing that instruments appointing a proxy so lodged may be voted upon as though the instruments themselves were produced at the meeting or adjourned meeting and votes given in accordance with such regulations shall be valid and shall be counted. The Chairman of any meeting of shareholders may, subject to any regulations made as aforesaid, in his discretion accept telegraphic, cable, telex or written communication as to the authority of anyone claiming to vote on behalf of and to represent a shareholder notwithstanding that no instrument of proxy conferring such authority has been lodged with the Corporation, and any votes given in accordance with such telegraphic, cable, telex or written communication accepted by the Chairman of the meeting shall be valid and shall be counted.

17.	(a)	A resolution in writing signed by all
the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of shareholders.

(b) A resolution in writing dealing with all the matters required by the Act to be dealt with at a meeting of shareholders, and signed by all the shareholders entitled to vote at the meeting, satisfies all the requirements of the Act relating to meetings of shareholders.

(c) Resolutions in writing contemplated by this paragraph 17 may be signed in several counterparts, which counterparts together shall constitute a single resolution in writing.

DIRECTORS

18.  Subject to the articles, the number of
directors on the Board shall be determined by the Board from time to time. The Board shall manage or supervise the management of the affairs and business of the Corporation and may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and which are not by the Act or other statute, the articles, the bylaws or any special resolution of the Corporation expressly directed or required to be done in some other manner.

19. Where there is a vacancy or vacancies in the Board, the remaining directors may exercise all the powers of the Board so long as a quorum of the Board remains in office.

20.  (a)	The directors shall manage the
activities and affairs of the Corporation; and

(b) Every director and officer of the Corporation shall act honestly and in good faith with a view to the best interests of the Corporation and shall exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

21. The term of office for a director shall be from the date of the meeting at which he is elected until the annual meeting next following provided that a retiring director shall retain office until the adjournment or termination of the meeting at which his successor is elected unless such meeting was called for the purpose of removing him from office as a director in which case the director so removed shall vacate office forthwith upon the passing of the resolution for his removal. Retiring directors, if qualified, are eligible for re-election.

Whenever at any election of directors of the Corporation the full number of directors is not elected by reason of the disqualification, the refusal to act or the failure to consent to act as a director or the death of any nominee or nominees, the directors elected may exercise all powers of the Board so long as the number of directors so elected constitutes a quorum.

MEETING OF DIRECTORS

22. Meetings of the Board and of any committee of the Board may be held at any place within or outside Canada. A meeting of the Board may be convened by the Chairman of the Board (if any), the President or any one (1) director at any time and the Secretary shall upon direction of any of the foregoing convene a meeting of the Board. Except as otherwise provided by the Act and the bylaws, the directors either as a Board or as a committee thereof may convene, adjourn and otherwise regulate their meetings as they think fit.

23. Notice of the time and place of each meeting of the Board shall be given in the manner provided in paragraph 39 hereof to each director, in the case of notice given by personal delivery or by telex, telegram or cable, not less than forty-eight
(48) hours before the time when the meeting is so held, and in the case of notice given by mail, not less than ninety-six (96) hours before the time when the meeting is to be held at any time without formal notice if all the directors are present
(including present by way of telephone
participation) or if all the absent directors waive notice.

For the first meeting of the Board to be held immediately following the election of directors at an annual or general meeting of the shareholders or for a meeting of the Board at which a director is appointed to fill a vacancy in the Board, no notice need be given to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided a quorum of the directors is present.

24. Notice of any meeting of the Board shall state in reasonable detail the business to be conducted at the meeting.

25. Notice of any meeting of the Board or any irregularity in any meeting or in the notice thereof may be waived by any director in any manner, and such waiver may be validly given either before or after the meeting to which such waiver relates.

26. Unless otherwise determined by a resolution of the directors, a minimum of one (1) director present shall constitute a quorum for any meeting of the Board. If a quorum is present when the meeting is called to order, then a quorum shall be deemed to be constituted throughout the continuance of the meeting. If a quorum is not present at the time and place fixed for the meeting in the notice thereof, the meeting shall, without further action, stand adjourned to be convened on the same day of the following week at the same place and at the same time and those present at the adjourned meeting shall constitute a quorum.
The Chairman, if any, of the Board, or in his absence the President, or in his absence, any vice-president, shall preside as Chairman of every meeting of directors of the Corporation, but if at any meeting the Chairman is not present within thirty (30) minutes after the time appointed for holding the same, the directors present may choose one of their number to be Chairman of the meeting.

28. The Chairman of the meeting may with the consent of the meeting adjourn any meeting of the Board from time to time to a fixed time and place and subject to the Act no notice of the fixed time and place for the holding of the adjourned meeting shall be required if the adjourned meeting is held in accordance with the terms of the adjournment and if a quorum as constituted at the time of adjournment is present thereat. If there is not a quorum as so constituted present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.
Any business may be brought before or dealt with at any adjourned meeting that might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

29. Decisions of the directors shall be determined by a majority of votes of the directors present, and in the case of an equality of votes the Chairman of the meeting shall have a second and casting vote.

30.  (a)	A resolution in writing, signed by all
the directors entitled to vote on that resolution at a meeting of directors is as valid as if it had been passed at a meeting of directors.

(b) A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors, satisfies all the requirements of the Act relating to meetings of directors.

(c) Resolutions in writing contemplated by this paragraph 30 may be signed in several counterparts, which counterparts together shall constitute a single resolution in writing.

OFFICERS

31. The directors shall elect or appoint a President, Vice President, Secretary, Treasurer or such other office as may be required.

DUTIES OF PRESIDENT

32. The president shall be a director of the Corporation. He shall be the Chairman of the Board of directors. He shall have the general and active management of the business of the Corporation. He shall see that all orders and resolutions of the shareholders and of the Board of directors are carried into effect. He or the Vice President with the Secretary/Treasurer or other office appointed by the directors for the purpose shall sign all documents requiring the signatures of the officers of the Corporation. The President shall perform such other duties as shall, from time to time, be imposed upon him by the directors.

DUTIES OF VICE PRESIDENT

33. The Vice President shall be a director of the Corporation and shall in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as may from time to time, be imposed upon him by the directors.

DUTIES OF SECRETARY

34. The secretary shall attend and be the secretary of all meetings of the directors, shareholders and committee of the directors and shall enter or cause to be entered into the records kept for that purpose minutes of all proceedings thereat. He shall give or cause to be given as and when instructed all notices required to be given to the shareholders, directors, officers, auditors and shareholders of committees of directors. He shall be the custodian of the stamp or mechanical device generally used for affixing the Corporate Seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose. He shall have such other powers and duties as shall from time to time be imposed upon him/her by the directors.

DUTIES OF TREASURER

35. The Treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursements of funds of the Corporation. He shall render to the directors, whenever required, and accounting of all the transactions as Treasurer and of the financial position of the Corporation. He shall have such other powers and duties as shall from time to time be imposed upon him/her by the directors.

POWERS AND DUTIES OF OTHER OFFICERS

36. The powers and duties of all other officers shall be such as the terms of their engagement called for or as the directors may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant unless the directors otherwise direct.

VARIATION OF POWERS AND DUTIES

37. The directors may from time to time, subject to the provisions of the Act, vary, add to or limit the powers of duties of any officer.

VOTING SECURITIES IN OTHER BODIES CORPORATE

38. All securities of any other body corporate carrying voting rights held from time to time by the Corporation may be voted at all meetings of shareholders, bondholders, debenture holders or holders of such securities, as the case may be, of such other body corporate, in such manner and by such person or persons as the Board shall from time to time determine by resolution. Any two officers of the Corporation (or where the Corporation has only one officer, that officer) may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the Board.

NOTICES

39. Any notice (which includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the articles, the bylaws or otherwise to the shareholder, director, officer, auditor or member of a committee of the Board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his latest address as shown on the records of the Corporation or if mailed to him at his said address by prepaid ordinary or airmail or if sent to him by telex, telegram or cablegram. A notice so delivered shall be deemed to have been given when it is delivered personally or to the said address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; a notice so sent by telex, telegram or cablegram shall be deemed to have been given when dispatched or when delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor, or member of a committee of the Board in accordance with any information that he reasonable believes to be reliable.

40. In computing the time when notice must be given under any provision requiring a specific number of hours notice of any meeting or other event, the hour of giving the notice and the hour of commencement of the meeting shall be excluded, and in computing the date when notice must be given under any provision requiring a specified number of days notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

41. Where notices or other documents required to be given by the Corporation to its shareholders have been mailed to a shareholder at his latest address as shown on the records of the Corporation and where, on three (3) consecutive occasions, notice or other documents have been returned by the post office to the Corporation, the Corporation is not required to mail to the shareholder any further notices or other documents until such time as the Corporation receives written notice from the shareholder requesting that notices and other documents be sent to the shareholder at a specified address.

42. All notices or other documents shall, with respect to any shares in the capital of the Corporation registered in more than one name, be given to whichever of such persons is named first in the records of the Corporation and any notice or other document so given shall be sufficient notice of delivery of such document to all the holders of such shares.

43. Every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any shares in the capital of the Corporation, shall be bound by every notice or other document in respect of such shares which prior to his name and address being entered on the records of the Corporation shall have been given to the person or persons from whom he derives his title to such shares.

44. Any notice or other document given by post shall, notwithstanding that such shareholder be then deceased and whether or not the Corporation has notice of his decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with other persons) until some other person be entered in his stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposed be deemed a sufficient service of such notice or other document on his heirs, executors, or administrators and all persons (if any), interested with him in such shares.
45. The signature of any director or officer of the Corporation to any notice may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

46. A certificate of any officer of the Corporation in office at the time of the making of the certificate or of a transfer officer or any transfer agent or branch transfer agent of shares to any class of the Corporation as to facts in relation to the mailing or delivery or service of any notice or other document to any shareholder, director, officer or auditors or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

47. A special general meeting and the annual general meeting of shareholders of the Corporation may be convened by one and the same notice, and it shall be no objection to the said notice that it only convenes the second meeting contingently on any resolution being passed by the requisite majority at the first meeting.

FINANCIAL AFFAIRS

48. The fiscal year of the Corporation shall terminate on such day in each year as the Board may from time to time by resolution determine.

49. The directors shall cause to be kept proper records and accounts of all transactions of the Corporation.

50. (a)	The directors shall place before the
shareholders at every annual meeting:
(i)	financial statements for the year ending not
more than six months before the annual meeting;
(ii) the report of the auditor or accountant, if any; and
(iii) any further information respecting the financial affairs of the Corporation.
(b) The directors shall approve the financial statements and shall evidence their approval by the signature of one or more directors.
(c) No financial statement shall be released or circulated unless it has been approved by the directors and accompanied by the report of the auditor, if any.
(d) The Corporation shall send to each shareholder financial statements and the report of the auditor
(if required by the Act) or may, in lieu thereof, publish a notice stating the documents are available at the office of the Corporation and that any shareholders my, upon request, obtain a copy free of charge by prepaid mail to his address or by calling at the office during usual business hours.

51.      (a)	The directors may, by resolution,
amend, repeal or make any bylaws that regulate the business or affairs of the Corporation.
(b) The directors shall submit any bylaws, or any amendment or repeal thereof to the next meeting of shareholders and the shareholders may, by ordinary resolution, confirm, reject, or amend the bylaws, amendment or repeal.
(c) Any bylaws, or an amendment or repeal thereof is effective from the date of the resolution of directors until confirmed, confirmed as amended, or rejected by the shareholders.
(d) If any bylaws, or any amendment or repeal thereof is rejected by the shareholders or is not submitted to the next meeting of shareholders, the bylaws, amendment or repeal thereof ceases to be effective and no subsequent bylaw, amendment or repeal having substantially the same purpose or effect shall be effective until confirmed or confirmed as amended by the shareholders.
(e) Except in the case of first bylaws made by the directors, every bylaw, amendment or repeal thereof shall state an effective date which shall not be more than 30 days from the day on which the bylaw, amendment or repeal is made.
(f) Every bylaw and every amendment or repeal thereof shall be distributed to the shareholders before its effective date.


ENACTED by the Board the 4th day of April, 2001.







President - Joo Young Kim

CONFIRMED by the Secretary in accordance with the Act on the 4th day of April, 2001.






	Secretary









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